SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) November 15, 2002

ATSI Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-23007	74-2849995
(State or otherjurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer Identification No.)

6000 Northwest Parkway, Suite 110
San Antonio, Texas 78249
(210) 547-1000
(Address, including zip code of registrant’s principal executive offices and telephone number, including area code)

ITEM 4.    Changes in Registrant’s Certifying Accountant

On November 14, 2002, ATSI Communications, Inc.’s Board of Directors approved the recommendation of its Audit Committee that the firm of Ernst & Young, LLP be dismissed as its independent public accountants. A discussion was also held by the Audit Committee with J. Christopher Cuevas, Interim Chief Financial Officer.

On November 14, 2002, ATSI Communications, Inc.’s Board of Directors approved the recommendation of its Audit Committee that the firm of Tanner & Co. be hired as its independent public accountants for the fiscal year ending July 31, 2002. The recommendation of the Audit Committee was made after discussions with J. Christopher Cuevas, Interim Chief Financial Officer.

On December 13, 2001, the Company had engaged Ernst & Young to audit the financial statements for the year ended July 31, 2002. During the year ended July 31, 2002 and through the date hereof, there were no disagreements with Ernst & Young on any matters of accounting principle or practice, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of the former auditors, would have been referred to in the auditors’ report had such a report been issued.

During the year ended July 31, 2000 and 2001, and through the date hereof, the Company did not consult Tanner & Co. with respect to the application of accounting principles to a specified transaction, proposed or completed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any other matters or reportable events pursuant to Item 304 (a).

ITEM 7.    EXHIBITS

16	Letter from Ernst & Young, LLP dated November 15, 2002 re: their agreement with the statements in this filing.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ATSI Communications, Inc. Dated: November 15, 2002

By:	/s/ J. Christopher Cuevas
J. Christopher Cuevas Chief Financial Officer